DELSOFT CONSULTING, INC.

                                  BYLAWS

                                ARTICLE I

                                 OFFICES

     The Corporation shall at all times maintain a registered office in the State of Georgia and a registered agent at that address, but may have other offices located within or without the State of Georgia as the Board of Directors may determine.

                            ARTICLE II

                      SHAREHOLDERS' MEETINGS

     2.1. ANNUAL MEETING. A meeting of shareholders of the Corporation shall be held annually. The annual meeting shall be held at such time and place on such date as the directors shall determine from time to time and as shall be specified in the notice of the meeting.

     2.2. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board of Directors, the President or any holder or holders of at least 25 percent of the outstanding capital stock of the Corporation. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

     2.3. PLACE. Annual or special meetings of shareholders may be held within or without the State of Georgia.

     2.4. NOTICE. Notice of annual or special shareholders' meetings stating the place, day and hour of the meeting shall be given in writing not less than 10 nor more than 60 days before the date of the meeting, either mailed to the last known address or personally given to each shareholder. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting at which amendments to or restatements of the Articles of Incorporation, a merger of the Corporation, a share exchange, or the disposition of corporate assets requiring shareholder approval are to be considered, shall state such purpose, and further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or consolidation, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof unless the shareholder shall provide written notice to the Corporation prior to the taking of any action by the shareholders at such meeting that his attendance is not to be deemed a waiver of the requirement that such notice be given or of the adequacy of any notice that may have been given to such shareholder.

     2.5. QUORUM. At all meetings of shareholders a majority of the votes entitled to be cast shall constitute a quorum for the transaction of business. If a quorum exists, action on a matter may be taken if within the voting group, the votes cast favoring the action exceed the votes cast opposing the action. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

     2.6. ACTION IN LIEU OF MEETING. Any action to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and any further requirements of law pertaining to such consents have been complied with.

                           ARTICLE III

                            DIRECTORS

     3.1. MANAGEMENT. Subject to these Bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.

     3.2. NUMBER OF DIRECTORS. The shareholders shall fix by resolution the precise number of members of the Board of Directors. Directors shall be elected at each annual meeting of the shareholders and shall serve for a term of one year and until their successors are elected. A majority of said directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting.

     3.3. VACANCIES. The place of any director which may become vacant prior to the expiration of his term may be filled by the shareholders, by the remaining directors, but if less than a quorum only by the affirmative vote of a majority of all remaining directors or by the sole remaining director, as the case may be. Any such director elected to fill a vacancy shall be elected for the unexpired term of the director whose place has become vacant.

     3.4. MEETINGS. The directors shall meet annually, without notice, following the annual meeting of the shareholders.
Special meetings of the directors may be called at any time by the President or by any director, on two days' written notice to each director, which notice shall specify the date, time and place of the meeting. Notice of any such meeting may be waived by an instrument in writing executed before or after the meeting. Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute presence in person at any meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof.

     3.5. ACTION IN LIEU OF MEETING. Any action to be taken at a meeting of the directors, or any action that may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be

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signed by all of the directors and any further requirements of law pertaining to such consents have been complied with.

                            ARTICLE IV

                             OFFICERS

     4.1. GENERAL PROVISIONS. The officers of the Corporation shall consist of a President, a Secretary, and a Treasurer who shall be elected by the Board of Directors, and such other officers as may be elected by the Board of Directors or appointed as provided in these bylaws. Each officer shall be elected or appointed for a term of office running until the meeting of the Board of Directors following the next annual meeting of the shareholders of the Corporation, or such other term as provided by resolution of the Board of Directors or the appointment to office. Each officer shall serve for the term of office for which he is elected or appointed and until his successor has been elected or appointed and has qualified or his earlier resignation, removal from office or death. Any two or more offices may be held by the same person.

     4.2. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general and active management of the operations of the Corporation. He shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation, and shall execute bonds, mortgages or other contracts in the name and on behalf of the Corporation.

     4.3. SECRETARY. The Secretary shall keep minutes of all meetings of the shareholders and directors and have charge of the minute books, stock books and seal of the Corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

     4.4. TREASURER. The Treasurer shall be charged with the management of the financial affairs of the Corporation, shall have the power to recommend action concerning the Corporation's affairs to the President, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or Board of Directors.

     4.5. ASSISTANT OFFICERS.  Assistants to the Secretary and
Treasurer may be appointed by the President or by the Board of Directors and shall have such duties as shall be delegated to them by the President or the Board of Directors.

     4.6. VICE PRESIDENTS.  The Corporation may have one or more
Vice Presidents, elected by the Board of Directors, who shall perform such duties as may be delegated by the President or the Board of Directors.




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                            ARTICLE V

                          CAPITAL STOCK

     5.1. SHARE CERTIFICATES. Share certificates shall be numbered in the order in which they are issued. They shall be signed by the President and Secretary and the seal of the Corporation shall be affixed thereto. Share certificates shall be kept in a book and shall be issued in consecutive order therefrom. The name of the person owning the shares, the number of shares, and the date of issue shall be entered on the stub of each certificate. Share certificates exchanged or returned shall be canceled by the Secretary and placed in their original place in the stock book.

     5.2. TRANSFERS OF SHARES. Transfers of shares shall be made on the stock books of the Corporation by the holder in person or by power of attorney, on surrender of the old certificate for such shares, duly assigned.

     5.3. VOTING. The holders of the capital stock shall be entitled to one vote for each share of stock standing in their name.

                            ARTICLE VI

                               SEAL

     The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him or by his assistants on the share certificates and other appropriate papers.

                           ARTICLE VII

                            AMENDMENT

     These bylaws may be amended by majority vote of the Board of Directors of the Corporation or by majority vote of the shareholders, provided that the shareholders may provide by resolution that any bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

     I HEREBY CERTIFY that the foregoing Bylaws were duly adopted by the Board of Directors of the Corporation on the 1st day of July, 1996.

     (CORPORATE SEAL)

                                   /s/ Benjamin J. Giacchino
                                   Benjamin J. Giacchino
                                   Secretary


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